UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.)
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☐ Soliciting Material Pursuant to §240.14a-12
LADENBURG THALMANN FINANCIAL SERVICES INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED 1999

LADENBURG THALMANN FINANCIAL SERVICES INC.
153 East 53rd Street, 49th Floor
New York, New York 10022
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 1, 2006
     NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of Ladenburg Thalmann Financial Services Inc., a Florida corporation, will be held at the offices of Graubard Miller, our general counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York, on November 1, 2006 at 2:00 p.m., for the following purposes, all as more fully described in the attached proxy statement:
1.	To elect eleven directors to our board of directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

2.	To authorize an amendment to our Amended and Restated 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 shares to 25,000,000 shares and to increase the number of shares of common stock issuable to individuals in any one year from 1,000,000 shares to 1,500,000 shares;

3.	To authorize an amendment to the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan from 5,000,000 shares to 10,000,000 shares; and

4.	To transact such other business as may properly come before the meeting, and any or all postponements or adjournments thereof.
     Only shareholders of record at the close of business on September 22, 2006, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments.
     You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage-prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.
By Order of the Board of Directors
Richard J. Lampen, President and Chief Executive Officer
New York, New York
October 2, 2006

LADENBURG THALMANN FINANCIAL SERVICES INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 1, 2006
     This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board directors for use at an annual meeting of shareholders to be held on November 1, 2006, and any postponements or adjournments.
     On or about October 2, 2006, this proxy statement and the accompanying form of proxy are being mailed to each shareholder of record at the close of business on September 22, 2006.
     The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
What matters am I voting on?
     You will be voting on:
•	the election of eleven directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

•	the authorization of an amendment to our Amended and Restated 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 shares to 25,000,000 shares and to increase the number of shares of common stock issuable to individuals in any one year from 1,000,000 shares to 1,500,000 shares;

•	the authorization of an amendment to the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan from 5,000,000 shares to 10,000,000 shares; and

•	any other business that may properly come before the meeting.
Who is entitled to vote?
     Holders of our common stock as of the close of business on September 22, 2006, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 150,608,942 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.
What is the effect of giving a proxy?
     Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

     If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:
•	FOR the election as directors of the nominees listed below under Proposal I;

•	FOR the approval of the amendment to our Amended and Restated 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 shares to 25,000,000 shares and to increase the number of shares of common stock issuable to individuals in any one year from 1,000,000 shares to 1,500,000 shares as described below under Proposal II; and

•	FOR the approval of the amendment to the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan from 5,000,000 shares to 10,000,000 shares as described below under Proposal III.
     If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting.
Can I change my vote after I return my proxy card?
     You may revoke your proxy at any time before it is exercised by:
•	delivering written notification of your revocation to our secretary;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.
     Please note that your attendance at the meeting will not alone serve to revoke your proxy.
What is a quorum?
     A quorum is the minimum number for shares required to be present at the meeting for the meeting to be properly held under our bylaws and Florida law. The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are counted in the determination of a quorum.
How may I vote?
     You may vote your shares by mail. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.
How many votes are needed for approval of each matter?
     The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of a direction of the securities holder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee’s favor.
     Each of the other proposals being voted on at the annual meeting must be approved by a majority of the votes cast at the meeting with respect to the proposal. Abstentions and shares deemed present at the meeting but not entitled to vote with respect to each of the proposals (because of either shareholder withholding or broker non-vote) are not deemed voted and therefore will have no effect on such vote.

Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information as of September 22, 2006 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our current executive officers and directors, (iii) each nominee for director, (iv) each of the executive officers named in the Summary Compensation Table below and (v) all of our current directors and executive officers as a group. Except as otherwise stated, the business address of each of the below listed persons is c/o Ladenburg Thalmann Financial Services Inc., 153 East 53rd Street, 49th Floor, New York, New York 10022.

	Amount and Nature of		Percent of Class
Name of Beneficial Owner	Beneficial ownership(1)		of Voting Securities
Phillip Frost, M.D.(2)	47,475,909	(3)	31.5%
Richard J. Rosenstock	4,105,496	(4)	2.7%
Mark D. Klein	3,847,222	(5)	2.5%
Howard M. Lorber(6)	3,321,607	(7)	2.2%
Mark Zeitchick	1,997,145	(8)	1.3%
Richard J. Lampen(9)	288,781	(10)	*
Steven A. Rosen(11)	140,000	(12)	*
Henry C. Beinstein(13)	101,155	(14)	*
Robert J. Eide(15)	99,724	(16)	*
Benjamin D. Pelton(17)	80,000	(18)	*
Diane Chillemi	50,000	(19)	*
Jeffrey S. Podell(20)	42,013	(21)	*
Brian S. Genson(22)	20,000	(23)	*
Saul Gilinski(24)	863,600		*
Dr. Richard M. Krasno(25)	100,500		*
New Valley LLC(26)	11,111,111	(27)	7.4%
Bruce S. Mendelsohn(28)	425,000	(29)	*
Salvatore Giardina(30)	70,293	(31)	*
Charles I. Johnston(32)	0		*
All directors and executive officers as a group (12 persons)	57,723,234	(33)	38.0%

*	Less than 1 percent.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the shareholders is based upon numbers reported by the owner in documents publicly filed with the SEC, publicly available information or information made known to us. Except as otherwise indicated, all of the shares of common stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2)	The business address of Dr. Frost is c/o IVAX Corporation, 4400 Biscayne Boulevard, Miami, Florida 33137.

(3)	Represents (i) 4,422,478 shares of common stock held by Frost Gamma Investments Trust, a trust organized under Florida law (“Frost Gamma”), (ii) 43,013,431 shares of common stock held by Frost-Nevada Investments Trust (“Frost Trust”), a trust organized under Florida law, and (iii) 40,000 shares of common stock issuable upon exercise of currently exercisable options held by Dr. Frost. Dr. Frost is the sole trustee of both Frost Gamma and Frost Trust. Does not include 1,200,000 shares of common stock issuable upon exercise of options held by Dr. Frost that are not currently exercisable and that will not become exercisable within the next 60 days, which options are subject to and conditioned upon shareholders voting to approve Proposal II described below. As the sole trustee of the Gamma Trust and the Frost Trust, Dr. Frost may be deemed the beneficial owner of all shares owned by Frost Gamma and the Frost Trust, respectively, by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by such trusts. Accordingly, solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, each of these persons will be deemed to be the beneficial owner of the shares held by any other such person. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on May 10, 2006 as well as from information made known to us.

(4)	Represents (i) 100,000 shares of common stock held directly by Mr. Rosenstock, (ii) 3,664,246 shares of common stock held of record by The Richard J. Rosenstock Revocable Living Trust Dated 3/5/96, of which Mr. Rosenstock is the sole trustee and beneficiary and (iii) 251,250 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Rosenstock. Does not include 3,750 shares of common stock issuable upon exercise of options held by Mr. Rosenstock that are not currently exercisable and that will not become exercisable within the next 60 days.

(5)	Represents (i) 2,222,222 shares of common stock held by Mr. Klein’s spouse and (ii) 1,625,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Klein. Does not include 3,375,000 shares of common stock issuable upon exercise of options held by Mr. Klein that are not currently exercisable and that will not become exercisable within the next 60 days.

(6)	Mr. Lorber’s business address is c/o New Valley LLC, 100 S. E. Second Street, Miami, Florida 33131.

(7)	Represents (i) 2,719,580 shares of common stock held directly by Mr. Lorber, (ii) 301,227 shares of common stock held by Lorber Epsilon 1999 Limited Partnership, a Delaware limited partnership, (iii) 220,800 shares of common stock held by Lorber Alpha II Limited Partnership, a Nevada limited partnership, and (iv) 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Lorber. Mr. Lorber indirectly exercises sole voting power and sole dispositive power over the shares of common stock held by the partnerships. Lorber Epsilon 1999 LLC, a Delaware limited liability company, is the general partner of Lorber Epsilon 1999 Limited Partnership. Lorber Alpha II Limited Partnership is the sole member of, and Mr. Lorber is the manager of, Lorber Epsilon 1999 LLC. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Mr. Lorber is the director, officer and principal stockholder of Lorber Alpha II, Inc. Does not include (i) the shares of common stock beneficially owned by New Valley LLC, of which Mr. Lorber serves as an executive officer and director of its parent, Vector Group Ltd., (ii) 507,789 shares of common stock held by the Lorber Charitable Fund, a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers and (iii) 300,000 shares of common stock issuable upon exercise of options held by Mr. Lorber that are not currently exercisable and that will not become exercisable within the next 60 days, which options are subject to and conditioned upon shareholders voting to approve Proposal II described below.

(8)	Includes (i) 1,514,211 shares of common stock held of record by MZ Trading LLC, of which Mr. Zeitchick is the sole managing member and (ii) 470,834 shares of common stock issuable upon exercise of currently exercisable options held by MZ Trading. Does not include (i) 154,166 shares of common stock issuable upon exercise of options held by MZ Trading and (ii) 600,000 shares of common stock issuable upon exercise of options held by Mark Zeitchick, which options are subject to and conditioned upon shareholders voting to approve Proposal II described below. All of these options are not currently exercisable and will not become exercisable within the next 60 days.

(9)	Mr. Lampen’s business address is c/o New Valley LLC, 100 S. E. Second Street, Miami, Florida 33131.

(10)	Represents (i) 208,781 shares of common stock held by Mr. Lampen and (ii) 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Lampen. Does not include (i) the shares of common stock beneficially owned by New Valley LLC, of which Mr. Lampen serves as an executive officer of its parent, Vector Group Ltd., and (ii) 600,000 shares of common stock issuable upon exercise of options held by Mr. Lampen that are not currently exercisable and that will not become exercisable within the next 60 days, which options are subject to and conditioned upon shareholders voting to approve Proposal II described below.

(11)	Dr. Rosen’s business address is c/o Unique Dental Care, 16-26 Bell Blvd., Bayside, New York 11360.

(12)	Represents (i) 60,000 shares of common stock held by Dr. Rosen and (ii) 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Rosen.

(13)	Mr. Beinstein’s business address is c/o Gagnon Securities, 1370 Avenue of the Americas, New York, New York 10019.

(14)	Includes (i) 1,532 shares of common stock held of record in the individual retirement account of Mr. Beinstein’s spouse and (ii) 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Beinstein.

(15)	Mr. Eide’s business address is c/o Aegis Capital Corp., 810 Seventh Avenue, New York, New York 10019.

(16)	Includes 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Eide.

(17)	Mr. Pelton’s business address is c/o Pelton Ballard, et al., 2300 Clerenclon Blvd., Arlington, Virginia 22201.

(18)	Represents 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Pelton.

(19)	Represents 50,000 shares of common stock issuable upon exercise of currently exercisable options held by Ms. Chillemi. Does not include 50,000 shares of common stock issuable upon exercise of options that are not currently exercisable and that will not become exercisable within the next 60 days.

(20)	Mr. Podell’s business address is 173 Doral Court, Roslyn, New York 11576.

(21)	Includes 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Podell.

(22)	Mr. Genson’s business address is 100 Crystal Court, Hewlett, New York 11557.

(23)	Includes 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Genson.

(24)	The business address of Mr. Gilinski is C.I. Farmacapsulas S.A., 1893 S.W. Third Street, Pompano Beach, Florida 33069.

(25)	The business address of Dr. Krasno is the William R. Kenan, Jr. Charitable Trust, P.O. Box 3858, Chapel Hill, North Carolina 27515.

(26)	New Valley LLC is wholly-owned by Vector Group Ltd. The address for New Valley LLC and Vector Group Ltd. is 100 S. E. Second Street, Miami, Florida 33131.

(27)	The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on April 1, 2005 as well as from information made known to us.

(28)	Mr. Mendelsohn was our managing director and senior executive vice president from July 1, 2005 through January 2006.

(29)	Includes 200,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Mendelsohn.

(30)	Mr. Giardina was our vice president and chief financial officer from October 2002 to July 2006.

(31)	Includes 63,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Giardina.

(32)	Mr. Johnston was our president and chief executive officer from March 2004 to March 2005.

(33)	Includes 1,332,084 shares of common stock issuable upon exercise of currently exercisable options and excludes 2,907,916 shares of common stock issuable upon exercise of options that are not currently exercisable and that will not become exercisable within the next 60 days.

PROPOSAL I
ELECTION OF DIRECTORS
     At this year’s annual meeting of shareholders, eleven directors will be elected to hold office for a term of one year expiring at the next annual meeting of shareholders. Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal.
     Unless authority is withheld, the proxies solicited by the board of directors will be voted FOR the election of these nominees. Our articles of incorporation does not provide for cumulative voting. In case any of the nominees becomes unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. The eleven nominees for directors, their current positions with us (if any), their term of office and their business background are set forth below.
     Henry C. Beinstein, 63 years old, has been a member of our board of directors since May 2001. Mr. Beinstein has been a director of Vector Group Ltd., a New York Stock Exchange listed holding company, since 1994. Vector Group is engaged principally in the tobacco business through its Liggett Group LLC subsidiary and in the real estate and investment business through its New Valley LLC subsidiary. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area. He has also been a director of New Valley since March 1994. Since January 2005, Mr. Beinstein has been a partner of Gagnon Securities, LLC, a broker-dealer and a member firm of the NASD and has been a money manager and an analyst and registered representative of such firm since August 2002. He retired in August 2002 as the executive director of Schulte Roth & Zabel LLP, a New York-based law firm, a position he had held since August 1997. Before that, Mr. Beinstein had served as the managing director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing in November 1995. From April 1985 through October 1995, Mr. Beinstein was the executive director of Proskauer Rose LLP, a New York-based law firm. Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and national director of finance and administration at Coopers & Lybrand.
     Robert J. Eide, 53 years old, has been a member of our board of directors since May 2001. He has been the chairman and chief executive officer of Aegis Capital Corp., a broker-dealer and a member firm of the NASD, since 1984. Mr. Eide also serves as a director of Nathan’s Famous, Inc., a chain of fast food restaurants, and Vector Group.
     Phillip Frost, M.D., 69 years old, has been chairman of our board of directors since July 2006 and he has been a member of our board of directors since March 2004. He also served as a member of our board of directors from May 2001 until July 2002. Since January 2006, Dr. Frost has served as vice chairman of the board of directors of Teva Pharmaceutical Industries Ltd., which is among the top 20 pharmaceutical companies in the world and is the leading generic pharmaceutical company. From 1972 to 1990, Dr. Frost was the chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida. From 1972 to 1986, Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc., and from 1987 to January 2006, he served as chairman of the board of directors and chief executive officer of IVAX Corporation. Dr. Frost is a director of Continucare Corporation, an American Stock Exchange-listed provider of outpatient healthcare and home healthcare services, Northrop Grumman Corp., an aerospace company, Castle Brands, Inc., an American Stock Exchange-listed developer and marketer of liquor, and Cellular Technical Services, Inc., a provider of products and services for the telecommunications industry. He is also on the Board of Regents of the Smithsonian Institution, a member of the Board of Trustees of the University of Miami, and co-vice chairman of the Board of Governors of the American Stock Exchange.

     Brian S. Genson, 57 years old, has been a member of our board of directors since October 2004. Mr. Genson has been president of Pole Position Investments, a company engaged in the motor sport business, since 1989. Mr. Genson also serves as a managing director of F1 Action located in Stanstead, England, which is engaged in investing in the motor sport industry. Mr. Genson was also responsible for introducing Ben and Jerry’s Ice Cream Company to the Japanese market. Mr. Genson also serves as a director of Nathan’s Famous.
     Saul Gilinski, 51 years old, has served as president and a director of Osmopharm S.A., a Swiss-based manufacturer of modified release pharmaceutical active ingredients, since 1999. He has served as the chairman of C.I. Farmacapsulas S.A., one of the largest manufacturers of pharmaceutical capsules in the world, since 1985. Since December 2003, Mr. Gilinski has served as chairman of Capscanada Corporation, a Canada-based manufacturer of pharmaceutical capsules. Since 1994, he has served as chairman of Ajix, Inc., a distribution import/export company. He is also a director of Premier Commercial Realty, Inc., one of the largest developers of commercial property in South Florida.
     Dr. Richard M. Krasno, 64 years old, has served as the executive director of the William R. Kenan, Jr. Charitable Trust and as president of the four affiliated William R. Kenan, Jr. Funds since October 1999. Prior to joining the Trust, Dr. Krasno was the president of the Monterey Institute of International Studies in Monterey, California. From 1981 to 1998, he served as president and chief executive officer of the Institute of International Education in New York. He also served as Deputy Assistant Secretary of Education in Washington, D.C. from 1979 to 1980.
     Richard J. Lampen, 52 years old, has been our president and chief executive officer since September 2006 and a member of our board of directors since January 2002. Since July 1996, Mr. Lampen has served as executive vice president of Vector Group. From October 1995 to December 2005, Mr. Lampen served as the executive vice president and general counsel of New Valley, where he also served as a member of its board of directors. Since January 1997, Mr. Lampen has served as a director of CDSI Holdings Inc., a company with interests in the marketing services business, and since November 1998 has been its president and chief executive officer. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a managing director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers from 1986 to April 1992. Mr. Lampen has served as a director of a number of other companies, including U.S. Can Corporation, The International Bank of Miami, N.A. and Spec’s Music Inc., as well as a court-appointed independent director of Trump Plaza Funding, Inc.
     Howard M. Lorber, 57 years old, has been vice chairman of our board of directors since July 2006. Previously, Mr. Lorber had been chairman of our board of directors from May 2001 to July 2006. Mr. Lorber has been president and chief executive officer of Vector Group since January 2006 and has served as a director of Vector Group since January 2001. He served as president and chief operating officer of Vector Group from January 2001 to December 2005. From November 1994 to December 2005, Mr. Lorber served as president and chief operating officer of New Valley, where he also served as a director. Mr. Lorber was chairman of the board of directors of Hallman & Lorber Assoc. Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates from 1975 to December 2004 and has been a consultant to these entities since January 2005; a stockholder and a registered representative of Aegis Capital Corp. since 1984; chairman of the board of directors since 1987 and chief executive officer since November 1993 of Nathan’s Famous; a consultant to Vector Group and its Liggett subsidiary from January 1994 to January 2001; and a director of United Capital Corp., a real estate investment and diversified manufacturing company. He is also a trustee of Long Island University.
     Jeffrey S. Podell, 65 years old, has been a member of our board of directors since October 2004. Mr. Podell has been the chairman of the board and president of Newsote, Inc., a privately-held holding company, since 1989. He also serves as a director of Vector Group.

     Richard J. Rosenstock, 54 years old, has been a member of our board of directors since August 1999. From May 2001 until December 2002, Mr. Rosenstock served as vice chairman of our board of directors and from August 1999 until December 2002, served as our chief operating officer. He also served as our president from August 1999 until May 2001. Since January 2003, Mr. Rosenstock has been a registered representative of Ladenburg Thalmann & Co. Mr. Rosenstock was affiliated with Ladenburg Capital Management Inc., one of our former operating subsidiaries, from 1986 until December 2002, serving from May 2001 as Ladenburg Capital Management’s chief executive officer. From January 1994 until May 1998, he served as an executive vice president of Ladenburg Capital Management and was its president from May 1998 until November 2001.
     Mark Zeitchick, 41 years old, has been our executive vice president since September 2006 and a member of our board of directors since August 1999. From August 1999 until December 2003, Mr. Zeitchick served as one of our executive vice presidents. Mr. Zeitchick has also been president and chief executive officer of Ladenburg Thalmann & Co. since September 2006 and a registered representative with Ladenburg Thalmann & Co. since March 2001. Mr. Zeitchick has also been affiliated with Ladenburg Capital Management since October 1993. Mr. Zeitchick has been Ladenburg Capital Management’s co-chairman since November 2001. From September 1995 until November 2001, he was an executive vice president of Ladenburg Capital Management. From May 2001 until November 2001, he served as chairman of Ladenburg Capital Management, and became co-chairman in November 2001.
Independence of Directors
     Our common stock is listed on the American Stock Exchange. As a result, we follow the rules of the Exchange in determining if a director is independent. The board of directors also consults with our counsel to ensure that the board of directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the board of directors affirmatively has determined that Messrs. Beinstein, Eide, Genson, Gilinski, Krasno and Podell will be our independent directors for the upcoming year. The other remaining directors may not be deemed independent under the Exchange’s rules because they are currently employed by us or have other prior or existing relationships with us that may result in them being deemed not “independent.”
Board and Committee Information
     During the fiscal year ended December 31, 2005, our board of directors met four times and acted by unanimous written consent thirteen times. Two members of our board of directors attended our last annual meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. We have standing executive, nominating, compensation and audit committees of the board of directors. Each of our current directors attended at least 75% of the aggregate number of meetings of the board and of each committee of which he was a member held in 2005.
Executive Committee Information
     Our executive committee was formed in December 2005 and is currently comprised of Dr. Phillip Frost, Richard J. Lampen and Mark Zeitchick, with Dr. Frost acting as chairman. The executive committee is vested with all the power of the board of directors (other than actions which are vested in other committees of the board of directors) except: (a) approving or recommending to shareholders actions or proposals required under the Florida Business Corporation Act to be approved by shareholders; (b) filling vacancies on the board of directors or on any committee thereof; (c) adopting, amending or repealing our bylaws; ( d) authorizing or approving a repurchase of any of our securities; or (e)

authorizing or approving the issuance of any of our securities. The executive committee did not meet during the fiscal year ended December 31, 2005.
Nominating Committee Information
     Our nominating committee was formed in February 2004 and is currently comprised of Henry C. Beinstein and Robert J. Eide, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated as our directors. The nominating committee considers persons identified by its members, management, investors, investment bankers and others. The nominating committee does not have a written charter, nor does it have any formal criteria for nominees. However, we feel that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, and be willing to devote significant time to the promotion of the oversight duties of the board of directors of a public company. For more information regarding our nomination process, see the section entitled “2007 Annual Meeting Shareholder Proposals and Nominations” below.
     At the annual meeting to which this proxy relates, except for Saul Gilinski and Dr. Richard M. Krasno, the persons to be elected are current executive officers and directors standing for re-election. Mr. Gilinski and Dr. Krasno were recommended for nomination by Dr. Phillip Frost, our chairman of the board.
     Our nominating committee did not meet during the fiscal year ended December 31, 2005 but has met once in 2006 prior to the annual meeting.
Compensation Committee Information and Report
     The compensation committee was established in November 1999 and is currently comprised of Henry C. Beinstein, Robert J. Eide and Brian S. Genson, each of whom is an independent director. The compensation committee is responsible for administering our Amended and Restated 1999 Performance Equity Plan (“Equity Plan”) and our Qualified Employee Stock Purchase Plan (“QESPP”). During the fiscal year ended December 31, 2005, the compensation committee met five times and acted by unanimous written consent two times.
Compensation Committee Report on Executive Compensation
     This report is made by our compensation committee, which consists of three non-employee independent directors. The responsibilities of the committee include:
•	establishing the general compensation policy for our executive officers, including our chief executive officer;

•	administering our QESPP and our Equity Plan (which is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code); and

•	in administering each of these plans, determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants.
     The committee’s executive compensation policies are generally designed to provide competitive levels of compensation that integrate pay with our annual performance and reward above average corporate performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives. Our agreements with our executive officers have generally included compensation in the form of (i) a base salary, which was not anticipated to be the sole component of our executives total annual cash compensation, (ii) brokerage commissions with respect to customer accounts for which such individuals were the designated account representatives and (iii) a grant of stock options under our Equity Plan.
     Our Equity Plan was adopted by our shareholders in August 1999 (and subsequently amended in 2001 and 2002) under which our officers, directors, key employees and consultants are eligible to receive stock options, stock appreciation rights, restricted stock awards and other stock based awards. We may issue grants to executives upon their employment or at subsequent dates based on recommendations made by our senior management to the committee.
     Compensation of the Chief Executive Officer
     From January 1, 2005 to March 31, 2005, Charles I. Johnston served as our president and chief executive officer under an employment agreement with Ladenburg Thalmann & Co. Effective March 31, 2005, Mr. Johnston resigned from all of his positions with us and all of our subsidiaries including Ladenburg Thalmann & Co. Pursuant to the severance agreement, Mr. Johnston received (i) a lump sum payment of approximately $150,000 and (ii) continued health benefits under his existing employment agreement until the earlier of the second anniversary of the severance agreement or until he is eligible to be covered by another plan. In connection with Mr. Johnston’s employment, we issued him options to purchase 2,500,000 shares of our common stock at a price of $0.75 per share, 1,000,000 of which were under our Equity Plan and 1,500,000 of which were outside the Equity Plan. In connection with his resignation, all but 100,000 of these options expired, and the remaining 100,000 options were exercisable by Mr. Johnston until March 3, 2006 and expired on that date.
     In connection with Mr. Johnston’s retirement, we entered into an employment agreement with Mark D. Klein pursuant to which, effective as of April 1, 2005, Mr. Klein served as our president and chief executive officer and as chairman and chief executive officer of Ladenburg Thalmann & Co. for the remainder of 2005. Under the employment agreement, Mr. Klein received a base salary of $500,000 per year and an annual bonus of $500,000 if certain performance goals are met. We also granted Mr. Klein an option to purchase 5,000,000 shares of our common stock at a price of $0.465 per share. The option, which expires on March 4, 2015, vested as to 500,000 shares on the date of grant, as to 1,125,000 shares on March 4, 2006, and the remainder of the options vest in three equal annual installments of 1,125,000 shares commencing on March 4, 2007. In addition, Mr. Klein purchased from us 2,222,222 shares of our common stock at $0.45 per share in March 2005.
     On July 13, 2006, we entered into an amended and restated employment agreement with Mr. Klein. Pursuant to the Agreement, Mr. Klein continued to serve as our president and chief executive officer until September 6, 2006, and will continue to serve as the chairman of Ladenburg Thalmann & Co. (without having any supervisory responsibilities). The employment agreement terminates on March 31, 2007 but will be automatically renewed for successive one year periods unless terminated by either party upon 60 days’ prior written notice. Pursuant to the Agreement, Mr. Klein will receive a certain percentage of revenues and investment banking fees earned during the term of the agreement by segments of our investment banking and asset management businesses; provided that Mr. Klein will receive not less than $1,000,000 during the period from April 1, 2006 through March 31, 2007.
The Members of the Compensation Committee
Henry C. Beinstein
Robert J. Eide
Brian S. Genson
     Compensation Committee Interlocks and Insider Participation

     Our compensation committee is currently comprised of Messrs. Beinstein, Eide and Genson. None of these individuals has ever served as officers of ours or of our subsidiaries.
     Mr. Eide is the chairman and chief executive officer of a brokerage firm which engages in business with Ladenburg Thalmann & Co. in the ordinary course of business on customary terms. Such firm has acted as a selected dealer in several securities offerings in which Ladenburg Thalmann & Co. was an underwriter. Additionally, prior to January 12, 2005, Mr. Lorber was a member of our compensation committee. Mr. Lorber is a consultant to a firm which receives commissions from insurance policies written for us. See “Certain Relationships and Related Transactions” below.
Audit Committee Information and Report
     Our audit committee was established in November 1999 and is currently comprised of Henry C. Beinstein, Robert J. Eide and Jeffrey S. Podell, with Mr. Beinstein serving as the chairman of the committee. Except pursuant to limited exceptions, our audit committee is required by the American Stock Exchange to be comprised of at least three “independent directors” who are also “financially literate” as defined in the standards. These listing standards define an “independent director” generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The listing standards define “financially literate” as being able to read and understand fundamental financial statements (including a company’s balance sheet, income statement and cash flow statement). Our board of directors has determined that each member of the audit committee is an independent director and is financially literate as required by the applicable rules of the American Stock Exchange and the Securities and Exchange Commission.
Financial Expert on Audit Committee
     Our board of directors has determined that Mr. Beinstein is our “audit committee financial expert” (as defined in Regulation 240.401(h)(1)(i)(A) of Regulation S-K). Our board of directors has also determined that Mr. Beinstein would be considered an “independent” director under Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.
Meetings and Attendance
     During the fiscal year ended December 31, 2005, the audit committee met four times and acted by unanimous written consent one time.
Audit Fees
     For the fiscal years ended December 31, 2005 and 2004, the aggregate fees billed for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $208,000 and $194,000, respectively.
Audit-Related Fees
     For the fiscal years ended December 31, 2005 and 2004, the aggregate fees billed for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph entitled “Audit Fees” above were $22,000 and $44,000, respectively. These fees were for the audit of our 401(k) retirement plan and the audit and tax returns of the Ladenburg Focus Fund, L.P., an open-ended private investment fund, the general partner of which we sold in 2004.

Tax Fees
     For the fiscal years ended December 31, 2005 and 2004, the aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning were $37,000 in each year. The services performed include the preparation of our federal, state and local income tax returns for the fiscal years ended September 30, 2005 and 2004, and federal net operating loss carryback returns.
All Other Fees
     For the fiscal years ended December 31, 2005 and 2004, the aggregate fees billed for products and services provided by our principal accountant, other than the services reported above were $19,000 and $21,000, respectively. The services performed were agreed upon procedures relating to Ladenburg’s compliance with the anti-money laundering requirements of the PATRIOT Act of 2001, and research of various accounting and tax issues.
Audit Committee Pre-Approval Policies and Procedures
     In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage our independent accountant to render audit or non-audit services, the engagement is approved by our audit committee. Our audit committee approved all of the fees referred to in the sections entitled “Audit Fees,” Audit-Related Fee,” “Tax Fees” and “All Other Fees” above.
Audit Committee Report
     Pursuant to the audit committee’s written charter, which was adopted on June 29, 2000, as amended and restated on August 12, 2003, and re-adopted on September 26, 2006, and attached hereto as Appendix A, our audit committee’s responsibilities include, among other things:
•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;

•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•	reviewing disclosures made to the audit committee by our chief executive officer and chief financial officer during their certification process for our Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all auditing services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.
     Our audit committee has met and held discussions with management and our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors’ independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by our independent auditors. Based upon the committee’s discussion with management and the independent auditors and the committee’s review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2005.
The Members of the Audit Committee
Henry C. Beinstein
Robert J. Eide
Jeffrey S. Podell
     Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by us under those statutes, the sections set forth above under the captions entitled “Compensation Committee Information and Report”, “Audit Committee Information and Report” and below under the caption entitled “Stock Price Performance Graph” will not be incorporated by reference in any of those prior filings or any future filings by us.
     Executive Compensation

The following table shows the compensation paid or accrued by us to our chief executive officer and to our most highly compensated executive officers whose total 2005 compensation exceeded $100,000 (collectively, the “Named Executive Officers”) for the calendar years 2005, 2004 and 2003.

					Long-Term
	Fiscal	Annual Compensation			Compensation	All Other
Name and Principal Position	Period	Salary ($)	Bonus ($)		Options (#)	Compensation
Mark D. Klein	2005	374,000	375,000	(1)	5,000,000	—
President and Chief Executive	2004	—	—		—	—
Officer	2003	—	—		—	—

Charles I. Johnston	2005	62,500	150,000	(2)	—	—
Former President and Chief	2004	202,564	10,417	(3)	2,500,000	—
Executive Officer	2003	—	—		—	—

Bruce S. Mendelsohn Former Managing Director and	2005	204,167	—		2,000,000	19,500	(4)
Senior Executive Vice	2004	—	—		—	—
President	2003	—	—		—	—

Salvatore Giardina	2005	213,800	—		150,000	872	(5)
Former Vice President and	2004	214,000	—		30,000	—
Chief Financial Officer	2003	214,000	55,000		30,000	70	(5)

(1)	Represents pro-rata accrual of bonus amounts provided for in Mr. Klein’s employment agreement.

(2)	Represents a lump sum payment pursuant to Mr. Johnston’s Severance, Waiver and Release Agreement.

(3)	Represents a $10,417 sign-on bonus paid by us.

(4)	Represents lodging expense incurred by Mr. Mendelsohn reimbursed pursuant to his employment contract.

(5)	Represents residual earnings from stock options surrendered with respect to the 1995 merger of Ladenburg Thalmann and New Valley.
Compensation Arrangements for Executive Officers
     Charles I. Johnston was employed by us as our president and chief executive officer under an employment agreement with Ladenburg. Effective March 4, 2005, we entered into a Severance, Waiver and Release Agreement with Mr. Johnston. Under the Severance Agreement, effective March 31, 2005, Mr. Johnston resigned from all of his positions with us and all of our subsidiaries including Ladenburg. Pursuant to the Severance Agreement, Mr. Johnston received (i) a lump sum payment of approximately $150,000 and (ii) continued health benefits under his existing employment agreement until the earlier of the second anniversary of the Severance Agreement or until he is covered on a comparable basis by another plan.
     In connection with Mr. Johnston’s retirement, we entered into an employment agreement with Mark D. Klein pursuant to which, effective as of April 1, 2005, Mr. Klein served as our president and chief executive officer and as chairman and chief executive officer of Ladenburg Thalmann & Co. On July 13, 2006, we entered into an amended and restated employment agreement with Mr. Klein. Pursuant to the agreement, Mr. Klein served as our president and chief executive officer until September 6, 2006, and will continue to serve as the chairman of Ladenburg Thalmann & Co. The agreement terminates on March 31, 2007 but will be automatically renewed for successive one year periods unless terminated by either party upon 60 days’ prior written notice. Pursuant to the agreement, Mr. Klein will receive a certain percentage of revenues and investment banking fees earned during the term of the agreement by segments of our investment banking and asset management businesses; provided that Mr. Klein will receive not less than $1,000,000 during the period from April 1, 2006 through March 31, 2007. In connection with Mr. Klein’s employment with us, we granted him options to purchase 5,000,000 shares of our common stock at a price of $0.465 per share. The options vested as to 10% of the options on the date of grant, as to 22.5% of the options on March 4, 2006 and as to 22.5% of the options in three annual installments commencing on March 4, 2007 and expire on March 4, 2015. The options provide that if a “change of control” (as defined in the Employment Agreement) occurs, all options not yet vested will vest and become immediately exercisable. In the event that Mr. Klein’s employment is terminated by reason of his death, disability, by us without “cause” or by Mr. Klein for “good reason” (as such terms are defined in the employment agreement), any unvested portion of the option that would have vested had he remained employed for the remainder of the then current employment period shall immediately vest and such vested portion shall remain exercisable for a period of one year following Mr. Klein’s termination of employment or for the remainder of the term of the option, whichever period is shorter. In the event that Mr. Klein’s employment is terminated for any other reason, the option shall immediately terminate.
     In connection with Mr. Klein’s employment, Mr. Klein purchased from us 2,222,222 shares of our common stock at $0.45 per share in March 2005.
     Richard J. Lampen currently serves as our president and chief executive officer pursuant to a management services agreement with Vector Group. Pursuant to this agreement, Vector Group will make Mr. Lampen’s services available to us and will provide, upon our request, such other financial and accounting resources, including assistance in complying with Section 404 of the Sarbanes-Oxley Act of 2002, in exchange for an annual fee of $250,000, payable in quarterly installments, and an indemnification by us of Vector Group. The management agreement is terminable by either party on 30 days’ prior notice.
     Mark Zeitchick currently serves as our executive vice president. Under his employment agreement, Mr. Zeitchick receives an annual base salary of $250,000 and a percentage of retail commissions he generates. The agreement extends through December 31, 2006 but will be automatically renewed for successive one year periods unless terminated by either party upon 30 days’ prior written notice.
     Bruce S. Mendelsohn was previously employed by us as our managing director and senior executive vice president. Under the employment agreement with Mr. Mendelsohn, he was entitled to receive a base salary of $350,000 for the first year of the agreement and $400,000 for the second year of the agreement, subject to approval by our chief executive officer and our board of directors. In connection with Mr. Mendelsohn’s employment, we granted him a ten-year option to purchase 2,000,000 shares of our common stock at $0.645 per share. The option vested as to 200,000 shares of common stock on the date of grant and vested as to the remainder of the option in four equal annual installments of 450,000 shares commencing on June 1, 2006. In addition, Mr. Mendelsohn purchased from us 225,000 shares of our common stock at $0.45 per share in June 2005. In January 2006, Mr. Mendelsohn resigned his position with us to rejoin his prior employer but has agreed to remain as a member of our advisory board. In connection with his resignation, we determined to allow him to continue to exercise the vested portion of his option (200,000 shares of common stock) until the later of (1) January 31, 2007, and (2) one year after he is no longer a member of our advisory board, but in no event later than December 31, 2007. The remaining portion of his options were terminated.

Compensation Arrangements for Directors
     Directors who are full-time employees of ours receive no cash compensation for serving as directors. Our other directors receive annual fees of $15,000, payable in quarterly installments, for their services on our board of directors, and members of our audit committee, compensation committee and nominating committee each receive an additional annual fee of $10,000, $5,000 and $5,000, respectively. In addition, each non-employee director receives $500 per meeting that he attends. Additionally, upon their election or re-election, as the case may be, we grant our non-employee directors ten-year options under our Equity Plan to purchase 20,000 shares of our common stock at fair market value on the date of grant. All of our directors are reimbursed for their costs incurred in attending meetings of the board of directors or of the committees on which they serve.
Option Grants
     The following table represents the stock options granted in the fiscal year ended December 31, 2005, to the Named Executive Officers.
STOCK OPTION GRANTS IN 2005

	Number of
	Securities	Percent of Total
	Underlying	Options Granted to	Exercise
	Options	Employees in	Price of	Expiration	Grant Date
Name of Executive	Granted (#)	Fiscal Year	Options	Date	Present Value(1)
Mark D. Klein	5,000,000	28.5%	$0.465	3/04/15	$2,150,000
Bruce S. Mendelsohn	2,000,000	11.4%	$0.645	5/31/15	$1,000,000
Salvatore Giardina	150,000	0.9%	$0.580	8/17/15	$102,200

(1)	The estimated present value at grant date of the options granted to such individual has been calculated using the Black-Scholes option pricing model, based upon the following assumptions:

Expiration		Risk-free	Expected	Dividend
Date	Volatility	Rate	Life	Rate
3/03/15	104.36%	4.50%	10 years	-0-
3/04/15	103.210%	4.50%	10 years	-0-
5/31/15	67.630%	4.00%	10 years	-0-
8/17/15	26.940%	4.26%	10 years	-0-
     The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

The following table sets forth the fiscal year-end option values of outstanding options at December 31, 2005, and the dollar value of unexercised, in-the-money options for our Named Executive Officers. There were no stock options exercised by any of the Named Executive Officers in 2005.
AGGREGATED FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying		Dollar Value of Unexercised
	Unexercised Options at		in-the-money Options at
	Fiscal Year End:		Fiscal Year End
Name	Exercisable(#)	Unexercisable (#)	Exercisable	Unexercisable
Mark D. Klein	500,000	4,500,000	$232,500	$2,092,500
Charles I. Johnston	100,000	-0-	$75,000	$0
Bruce S. Mendelsohn	200,000	1,800,000	$129,000	$1,161,000
Salvatore Giardina	65,000	180,000	$40,000	$111,800
1999 Performance Equity Plan
     On August 23, 1999, our shareholders adopted the 1999 Performance Equity Plan covering 3,000,000 shares of our common stock, under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. On May 7, 2001, our shareholders approved an amendment increasing the number of shares available for issuance under the plan to 5,500,000 shares. On November 6, 2002, our shareholders approved another amendment increasing the number of shares available for issuance under the plan to 10,000,000 shares. The Performance Equity Plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until May 26, 2009. The plan is intended to comply with the regulations issued under Section 162(m) of the Internal Revenue Code and is administered by our compensation committee. To the extent permitted under the provisions of the plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of awards. We currently have 462,199 shares of common stock available for issuance under the Equity Plan. Accordingly, on July 13, 2006, our board approved an amendment to increase the number of shares available for issuance under the plan to 25,000,000 shares, which amendment is described below under Proposal II.
Stock Options and Warrants Issued Outside of Option Plan
     As of December 31, 2005, stock options to purchase an aggregate of 14,000,000 shares of our common stock at exercise prices ranging from $0.465 per share to $0.645 per share and warrants to purchase 200,000 shares of our common stock at an exercise price of $1.00 per share were outstanding. The options were granted in connection with the recruitment and employment of various individuals, while the warrants were issued in connection with two entities loaning us an aggregate of $2,000,000. Due to forfeitures and subsequent issuances that occurred after December 31, 2005, we currently have outstanding stock options issued outside of the Option Plan to purchase an aggregate of 8,200,000 shares of our common stock at exercise prices ranging from $0.465 to $0.645 per share and warrants to purchase an aggregate of 3,000,000 shares of our common stock at exercise prices ranging from $0.94 to $0.95 per share.
Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan
     In November 2002, our shareholders approved the QESPP, under which a total of 5,000,000 shares of common stock are available for issuance. Under this stock purchase plan, as currently administered by the compensation committee, all full-time employees may use a portion of their salary to acquire shares of our common stock. Option periods have been initially set at three months long and commence on January 1st, April 1st, July 1st and October 1st of each year and end on March 31st, June 30th, September 30th and December 31st of each year. On the first day of each option period, known as the “date of grant,” each participating employee is automatically granted an option to purchase shares of our common stock to be automatically exercised on the last trading day of the three-month purchase period comprising an option period. The last trading day of an option period is known as an “exercise date.” On the exercise date, the amounts withheld will be applied to purchase shares for the employee from us. The purchase price will be 95% of the last sale price of our common stock on the exercise date. The plan became effective November 6, 2002 and 3,374,431 shares of common stock have currently been issued under it. Accordingly, on September 15, 2006, our board approved an amendment to increase the number of shares available for issuance under the plan to 10,000,000 shares, which amendment is described below under Proposal III.
Equity Compensation Plan Information
     The following table sets forth certain information at December 31, 2005 with respect to our equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

Number of Securities
Remaining Available for
Future Issuance under
	Number of Securities	Weighted-Average	Equity Compensation
	to be Issued upon	Exercise Price of	Plans
	Exercise of	Outstanding	(excluding securities
	Outstanding Options,	Options, Warrants	reflected in the first
Plan Category	Warrants and Rights	and Rights	column)
Equity Compensation Plans Approved by Security Holders	8,637,770	$0.97	598,495
Equity Compensation Plans Not Approved by Security Holders	14,200,000 (1)	$0.58	-0-

(1)	Due to various forfeitures subsequent to December 31, 2005, there are currently 8,400,000 shares of common stock reserved for issuance upon exercise of these equity compensation plans.
     In August 2001, New Valley and Frost-Nevada each loaned us $1,000,000. As consideration for the loans, we issued to each of them a five-year, immediately exercisable warrant to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share. These warrants expired on August 31, 2006.
     In March 2004, we granted Charles I. Johnston, our then new chief executive officer, non-qualified options to purchase a total of 2,500,000 shares of common stock, 1,000,000 of which were under the Option Plan and 1,500,000 which were outside of the Option Plan. The options were exercisable at a price of $.75 per share, the fair market value on the date of grant. These options vested in five equal annual installments commencing on the first anniversary of the date of grant and expired ten years from the date of grant. In March 2005, in connection with the resignation of Mr. Johnston, 2,400,000 previously issued options (900,000 of which were under the Option Plan and 1,500,000 of which were outside the Option Plan) expired and 100,000 previously issued options which would have expired under the under the Option Plan were extended to March 4, 2006. These options expired in March 2006.
     In March 2005, we granted Mark D. Klein, our then chief executive officer, options to purchase 5,000,000 shares of our common stock at an exercise price of $0.465 per share. 10% of the options vested immediately upon grant, 22.5% of the options vested on the first anniversary of the grant date and the remainder of the options will vest in three equal annual installments commencing on the second anniversary of the grant date.
     In March 2005, Ladenburg entered into an employment agreement with a newly employed director of institutional sales and in connection therewith granted him options to purchase 1,500,000 shares of our common stock at an exercise price $0.64 per share. The option, which expires on March 28, 2015, will vest as to 250,000 shares on each of the first four anniversaries of the date of grant. An additional 125,000 shares will vest on the third anniversary of the date of grant and an additional 375,000 shares will vest on the fourth anniversary of the date of grant; provided, in each case, such individual is then employed by us and/or one of our present or future subsidiaries or affiliates; and provided, further, that the last 500,000 shares shall not vest or become exercisable unless and until such individual has generated specified levels of gross commissions from the certain accounts during his employment.
     During June through August 2005, Ladenburg entered into several employment agreements with newly employed executives and in connection therewith granted the executives options to purchase an aggregate of 7,500,000 shares of our common stock at exercise prices ranging from $0.58 to $0.645 per share. The options, which expire ten years from the date of grant, vest at various periods through July 2009. In addition, the agreements had the executives commit to purchase up to an aggregate of 5,275,000 shares of our common stock at prices ranging from $0.53 to $0.645 per share solely through the use of compensation, as defined, earned by them. In 2006, several of these employment agreements were terminated or restructured, and as a result, only one commitment to purchase 775,000 shares of our common stock at $0.645 per share remains in place.
     At December 31, 2005, these warrants and options were our only equity compensation “plans” not approved by our shareholders.

Stock Price Performance Graph
     The graph below compares the cumulative total return of our common stock from January 1, 2000 through December 31, 2005 with the cumulative total return of companies comprising the Amex Composite Index (formerly the Amex Market Value Index) and a peer group selected by us based on comparative revenue. The graph plots the growth in value of an initial investment of $100 in each of our common stock, the Amex Composite Index and the peer groups selected by us over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on our the securities. We have not paid any cash dividends and, therefore, the cumulative total return calculation for us is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.
     Our peer group is comprised of companies engaged in the same business that we are, each with revenues comparable to ours, and consists of the following companies: Crown Financial Holdings Inc., First Albany Companies, Inc., First Montauk Financial Corp., Kirlin Holding Corp., National Holdings Corp., Nuveen Investments Inc., Paulson Capital Corp., Siebert Financial Corp. and Stifel Financial Corp.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
LADENBURG THALMANN FINANCIAL SERVICES INC.	100.00	43.50	4.50	28.00	29.00	23.00
AMEX COMPOSITE	100.00	103.79	103.48	150.62	184.63	226.42
PEER GROUP	100.00	120.82	112.00	149.32	189.82	215.84

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of these forms furnished to us and representations that no other reports were required, all Section 16(a) reporting requirements were complied with during the fiscal year ending December 31, 2005.
Certain Relationships and Related Transactions
     Senior Convertible Notes Payable, Debt Conversion and Private Financing
     In conjunction with the May 2001 acquisition of Ladenburg Thalmann & Co., we issued a total of $20,000,000 principal amount of senior convertible promissory notes due December 31, 2005 to New Valley, Berliner Effektengesellschaft AG and Frost-Nevada (which            was subsequently assigned to Frost Trust). The $10,000,000 principal amount of notes issued to New Valley and Berliner, the former stockholders of Ladenburg, bore interest at 7.5% per annum, and the $10,000,000 principal amount of the notes issued to Frost-Nevada bore interest at 8.5% per annum. The notes were convertible into a total of 11,296,746 shares of our common stock and secured by a pledge of the stock of Ladenburg.
     On June 28, 2002, New Valley, Berliner and Frost-Nevada agreed with us to forbear until May 15, 2003 payment of the interest due to them under the senior convertible promissory notes held by these entities on the interest payment dates of the notes commencing June 30, 2002 through March 2003. The holders of the senior convertible promissory notes subsequently agreed to extend the interest forbearance period to May 13, 2005 with respect to interest payments due through March 31, 2005. Interest on the deferred amounts accrued at 8% on the New Valley and Berliner notes and 9% on the Frost-Nevada Investments Trust note. We also agreed to apply any net proceeds from any subsequent public offerings to any such deferred amounts owed to the holders of the notes to the extent possible. As of December 31, 2004, accrued interest payments as to which a forbearance was received, amounted to $4,429,000. During the second quarter of 2004, we repurchased from Berliner $1,990,000 principal amount of the notes, plus $320,000 of accrued interest, for $1,000,000 in cash. As a result, we recorded a gain on debt cancellation of $1,310,000 during the second quarter of 2004.
     In November 2004, we entered into an amended debt conversion agreement with Frost Trust and New Valley to convert their notes, with an aggregate principal amount of $18,010,000, together with accrued interest, into our common stock. Pursuant to the conversion agreement, the conversion price of notes held by Frost Trust was reduced from the prior conversion price of $1.54 to $0.40 per share, and the conversion price of the notes held by New Valley was reduced from the prior conversion price of $2.08 to $0.50 per share. As part of the debt conversion agreement, each of Frost Trust and New Valley agreed to purchase $5,000,000 of our common stock for $0.45 per share.
     Frost Trust agreed that it would not sell, transfer or assign any shares it received as a result of the foregoing transactions for a period of one year from the date of the agreement except to its affiliated entities.
     The debt conversion transaction was approved by our shareholders at the annual shareholder meeting held on January 12, 2005 and closed on March 11, 2005. The transactions resulted in the following:
•	The $10,000,000 senior convertible promissory note to Frost Trust and related accrued interest through February 22, 2005 of $2,761,000 was converted at $0.40 per share into 31,902,320 shares of our common stock.

•	The $8,010,000 senior convertible promissory note to New Valley and related accrued interest through February 22, 2005 of $1,928,000 was converted at $0.50 per share into 19,876,358 shares of our common stock.

•	Frost-Trust acquired 11,111,111 shares of our common stock at $0.45 per share in exchange for a cash payment of $1,445,000 and the cancellation of our $3,500,000 of notes payable and related accrued interest of $55,000 described below.

•	New Valley acquired 11,111,111 shares of our common stock at $0.45 per share in exchange for a cash payment of $1,445,000 and the cancellation of our $3,500,000 of notes payable and related accrued interest of $55,000 described below.

•	We recorded a pre-tax charge of $19,359,000 in 2005 reflecting the expense attributable to the reduction in the conversion price of the notes that were converted. The net effect on our balance sheet from the conversion, net of related expenses, was an increase to shareholders’ equity of $22,699,000 (without giving effect to any sale of common stock relating to the private financing).

•	As a result of the debt conversion and private financing, the beneficial ownership of Frost-Trust increased from 18.5% to 37.2% (31.8% as at December 31, 2005).

•	As a result of the debt conversion and private financing, the beneficial ownership of New Valley increased from 9.4% to 25.7%. New Valley subsequently distributed 19,876,358 shares of the stock it received from the conversion of its note to its shareholders. New Valley’s residual LTS shares equate to a beneficial ownership of approximately 7.9% at December 31, 2005.
     Other
     On March 27, 2002, we borrowed $2,500,000 from New Valley, our former parent. The loan, which bears interest at 1% above the prime rate, was due on the earlier of December 31, 2003 or the completion of one or more equity financings where we receive at least $5,000,000 in total proceeds. The terms of the loan restrict us from incurring or assuming any indebtedness that is not subordinated to the loan so long as the loan is outstanding. On July 16, 2002, we borrowed an additional $2,500,000 from New Valley (collectively, with the March 2002 Loan, the “2002 Loans”) on the same terms as the March 2002 loan. In November 2002, New Valley agreed in connection with the Clearing Loans, to extend the maturity of the 2002 Loans to December 31, 2006 and to subordinate the 2002 Loans to the repayment of the Clearing Loans. We have engaged in discussions with New Valley to restructure the terms of these notes.
     In December 2004, Ladenburg received a $2,000,000 temporary cash subordination from each of Dr. Phillip Frost and New Valley to provide additional regulatory capital required for an underwriting participation. Upon completion of the underwriting during the same month, the $4,000,000 was repaid with interest at the rate of prime plus 2%. Interest amounted to $2,000.
     In December 2005, Ladenburg received a $15,000,000 temporary cash subordination from Dr. Phillip Frost to provide additional regulatory capital required for an underwriting participation. Upon completion of the underwriting during the same month, the $15,000,000 was repaid plus a $300,000 fixed amount of interest. The interest paid to Dr. Frost was on terms no less favorable than could have been obtained from an unaffiliated third party.
     We borrowed $1,750,000 from New Valley and $1,750,000 from Frost Trust in 2004 and an additional $1,750,000 from each of them in the first quarter of 2005. These notes, together with accrued interest, payable at 2% above the prime rate, were delivered for cancellation in March 2005 as payment, along with $2,890,000 in cash, for New Valley’s and Frost Trust’s purchase of $10,000,000 of our common stock discussed above.
     We may from time to time borrow additional funds on a short-term basis from our shareholders and clearing broker, in order to supplement the liquidity of our broker-dealer operations.
     Howard Lorber is a consultant to Hallman & Lorber Associates, Inc., a private consulting and actuarial firm, and related entities, which receive commissions from insurance policies written for us. These commissions amounted to approximately $92,000 in 2005.
     Robert J. Eide is chairman and chief executive officer of Aegis Capital Corp., a brokerage firm which engages in business with Ladenburg Thalmann & Co. in the ordinary course of business on customary terms. Such firm has acted as a selected dealer in several securities offerings in which Ladenburg Thalmann & Co. was an underwriter.
     In September 2006, Ladenburg Thalmann & Co. acquired a majority of the securities brokerage accounts and registered representatives and employees of BroadWall Capital LLC for ten-year warrants to purchase 1,500,000 shares of our common stock at an exercise price of $0.94 per share. The wife of Richard J. Rosenstock, one of our directors, owns approximately 19% of BroadWall Capital. Additionally, David Rosenberg, the chief executive officer of BroadWall Capital and the nephew of Mr. Rosenstock, joined Ladenburg Thalmann & Co. as senior vice president and co-head of Ladenburg Thalmann & Co.’s Private Client Services (PCS) department and in connection therewith, received options to purchase 500,000 shares of our common stock at an exercise price of $1.05 per share.
     In September 2006, we entered into a letter agreement with Vector Group pursuant to which Vector Group has agreed to make available to us the services of Richard J. Lampen, Vector Group’s executive vice president, to serve as our president and chief executive officer and to provide certain other financial and accounting services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002. In consideration for such services, the Company will pay Vector Group an annual fee of $250,000, plus any direct, out-of-pocket costs, fees and other expenses incurred by Vector or Mr. Lampen in connection with providing such services, and will indemnify Vector Group. The agreement is terminable by either party upon 30 days’ prior written notice.
     In September 2006, we entered into a month-to-month lease agreement with Frost Real Estate Holdings, LLC, an entity affiliated with Dr. Phillip Frost. The month-to-month lease agreement is for space in an office building in Miami, Florida owned by Frost Real Estate Holdings where the Company’s corporate headquarters and a branch office will be located. The agreement provides for payments of $7,523 per month. It is our intention to enter into a long-term lease agreement with this entity for this and certain additional space in the building once we fully negotiate the terms of such long-term agreement.
     Several members of the immediate families of our executive officers and directors are employed as registered representatives of Ladenburg. As such, they receive a percentage of commissions generated from customer accounts for which they are designated account representatives and are eligible to receive bonuses in the discretion of management. The arrangements we have with these individuals are similar to the arrangements we have with our other registered representatives. In 2005, (i) Richard Sonkin, the brother-in-law of Richard J. Rosenstock, received approximately $82,000 in compensation and (ii) Steven Zeitchick, the brother of Mark Zeitchick, received $114,000 in compensation. It is anticipated that these individuals will receive in excess of $60,000 in compensation from us in 2006.

PROPOSAL II
TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED 1999
PERFORMANCE EQUITY PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE
UPON GRANTS OF AWARDS UNDER THE PLAN AND
TO INCREASE THE NUMBER OF SHARES ISSUABLE IN ANY ONE YEAR
     On August 23, 1999, our shareholders adopted the Equity Plan covering 3,000,000 shares of our common stock, under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. On May 7, 2001, our shareholders amended the plan to increase the number of shares authorized for issuance under the plan to 5,500,000 shares. On November 6, 2002, our shareholders amended the plan to increase the number of shares authorized for issuance under the plan to 10,000,000. As of the record date, there were outstanding grants of options under the Equity Plan to purchase a total of 9,537,801 shares of common stock and we have only 462,199 shares of common stock available for future grant under the plan. Accordingly, on July 13, 2006, our board resolved to amend the plan to increase the number of shares issuable under the plan by an additional 15,000,000 shares to 25,000,000 shares, as well as to increase the limits on grants to any one individual in a calendar year from 1,000,000 shares to 1,500,000 shares. In July 2006, the board also granted options under the Equity Plan to purchase an aggregate of 2,700,000 shares of common stock to Dr. Frost, Richard J. Lampen, Howard M. Lorber and Mark Zeitchick. These options are exercisable at a price equal to the fair market value of our common stock on the date of grant ($0.86 per share with respect to the option granted to Dr. Frost and $0.88 per share with respect to the options granted to Messrs. Lampen, Lorber and Zeitchick) and expire ten years from the date of grant. The options will not become effective unless stockholders vote to approve the amendment to the plan. The board believes that the foregoing amendments are necessary to enable us to continue to attract and retain employees and consultants of the highest caliber and provide increased incentive for them to promote our well-being through the grant of options.
     Our board of directors determined that it would be appropriate to have Messrs. Frost, Lampen, Lorber and Zeitchick vote on the proposed amendments to the Equity Plan in accordance with the vote of a majority of other votes cast at the shareholder meeting. Accordingly, each individual has agreed to vote the shares of our common stock held by him or the entities he has voting control over (representing a total of 52,412,608 shares) in accordance with the vote of a majority of the other shares voted at the meeting with respect to Proposal II.
     If the plan, as summarized below, is amended as proposed, then, if all the shares reserved thereunder were issued upon the exercise of options and other awards, such shares would constitute 14.2% of the total shares that would then be outstanding (assuming no exercise or conversion of other outstanding options, warrants or other convertible securities and no other stock issuances).
Summary of the Equity Plan
     The following summary of the Equity Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the Equity Plan.
     Administration
     Our Equity Plan is administered by our compensation committee designated by our board of directors to administer the plan. Each member of our compensation committee will be a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as defined in regulations issued under Section 162(m) of the Internal Revenue Code.
     Eligibility for Awards

     The purpose of our Equity Plan is to enable us to offer to our key employees, officers, directors and consultants who have made, or who have the potential for making important contributions to us and our subsidiaries an opportunity to acquire an ownership interest our company.
     Shares Available under Plan
     The maximum number of shares of our common stock as to which awards may be granted under the Equity Plan will increase from 10,000,000 shares to 25,000,000 shares. Shares of our common stock that are awarded under the Equity Plan may be either treasury shares or authorized but unissued shares. Shares of our common stock reserved for issuance pursuant to stock options that cease to be subject to such options, and any shares of stock subject to other awards that are forfeited or otherwise terminated will be available for future award grants under the plan. Notwithstanding any other provision of the Equity Plan, the compensation committee will not grant to any one holder in any one calendar year awards for more than 1,500,000 shares of common stock in the aggregate, an increase from the previous limit of 1,000,000 shares. These limits are subject to proportional adjustment to reflect stock changes such as stock dividends and stock splits.
     Under the Equity Plan, on a change in the shares of our common stock as a result of a stock split, reverse stock split, stock dividend payable on our shares of common stock, combination or exchange of shares, or other extraordinary event occurring after the grant of an award, our compensation committee may determine whether such change equitably requires adjusting the terms of the award or the aggregate number of shares reserved for issuance under the Equity Plan.
     Types of Awards
     Stock options. Under the Equity Plan, our compensation committee may award to participants stock options that:
•	are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code;

•	options that are not intended to be so qualified.
Incentive stock options may only be awarded to our employees and those of our subsidiaries. To the extent that any stock option intended to qualify as an incentive stock option does not so qualify, it will constitute a non-incentive stock option.
     Our compensation committee will fix the term of each stock option. However, an incentive stock option may be granted only within the ten-year period commencing from the effective date of the Equity Plan and may only be exercised within ten years from the date of grant, or five years from the date of grant in the case of a participant who at the time the stock option is granted owns more than 10% of the total combined voting power of all of our classes of voting securities.
     The exercise price of stock options granted under the Equity Plan will be determined by our compensation committee at the time of the grant, but in no event will the price be less than the fair market value of the underlying common stock on the last trading day prior to the date the stock option is granted. However, the exercise price of an incentive stock option granted to a 10% shareholder will not be less than 110% of the fair market value of the shares on the last trading day prior to the date the stock option is granted. The number of shares covered by incentive stock options which may be exercised by participants in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

     The compensation committee will determine the terms and conditions of stock options and when they will become exercisable. Any requirement that options be exercised in installments may be waived in whole or in part by the compensation committee.
     Payment of the exercise price may be made in cash, in shares of our common stock owned by the participant, in a combination of the two, or otherwise, as reflected in the applicable award agreement. Additionally, the compensation committee may permit a participant to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of common stock, or a sufficient portion of the shares, acquired upon exercise of the stock option and pay to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from the exercise. A participant has no rights as a shareholder with respect to the shares of our common stock underlying stock option granted under the Equity Plan until shares are actually issued upon exercise of the stock option.
     Stock options may not be assigned or transferred by a participant except by will or by the laws of descent and distribution, and during the lifetime of a participant, the stock options may only be exercisable by the person to whom it was granted, or, to the extent of legal incapacity or incompetency, the participant’s guardian or legal representative. Notwithstanding the foregoing, with the approval of the compensation committee, a participant may transfer a stock option:
•	by gift, for no consideration, or pursuant to a domestic relations order, in either case, to or for the benefit of the participant’s immediate family; or

•	to an entity in which the participant or members of the participant’s immediate family own more than fifty percent of the voting interest, in exchange for an interest in that entity, provided that the transfer is being made for estate, tax or personal planning purposes and will not have any adverse tax consequences to us. Additionally, the transfer will be subject to any additional limits that the compensation committee may establish and the execution of any documents that the compensation committee may require. If a transfer of this nature is made, the transferee shall remain subject to all the terms and conditions applicable to the stock option prior to the transfer.
     If the employment of a participant who is an employee of ours or a subsidiary of ours is terminated by reason of the participant’s death or disability, any stock option held by the participant will become fully vested and may be exercised by the disabled participant, or by his legal representative or legatee, as the case may be, for a period of one year or a greater or lesser period as may be specified by the compensation committee in the grant, from the date of the death or disability, or until the expiration of the exercise period for the stock option, which ever is shorter.
     Unless otherwise provided in the grant of a stock option, if a participant’s employment with us or any of our subsidiaries is terminated for any reason other than due to death or disability, the participant’s stock option will automatically terminate. However, if the participant’s employment is terminated without cause or due to retirement on or after the age of 65, then the portion of his or her stock option which has vested as the date of termination may be exercised:
•	for three months after termination or for the balance of the stock option’s exercise period, which ever is shorter; or

•	for a greater or lesser period as may be specified by the compensation committee in the grant.
     Stock appreciation rights. Under the Equity Plan, our compensation committee may grant stock appreciation rights to participants who have received stock options. A stock appreciation right entitles the holder to surrender to us all or a portion of a stock option in exchange for a number of shares of our common stock determined by multiplying the excess of the fair market value per share of our common stock on the exercise date over the exercise price per share by the number of shares subject to the stock option and then dividing it by the fair market value of the common stock on the date the stock appreciation right is exercised. In the case of an incentive stock option, a stock appreciation right may only be granted simultaneously with the grant of the underlying incentive stock option. In the case of non-incentive stock option, a stock appreciation right may be granted at or after the time of the grant of the underlying non-incentive stock option. A stock appreciation right will terminate upon termination or exercise of the related stock option. Upon exercise of a stock appreciation right, the underlying stock option will be deemed to have been exercised, and the related shares of our common stock will no longer be available for issuance under the Equity Plan.
     Restricted stock awards. Our compensation committee may award shares of our common stock which are subject to restrictions as the compensation committee may determine in addition to, or in lieu of, other awards granted to participants under the Equity Plan. The compensation committee will determine at the time of the award, the period during which the award may be subject to forfeiture and the vesting schedule of the shares under the award. A participant will have the right to vote the restricted stock granted to him and to receive dividend payments distributed on the shares in the form of cash or cash equivalents. However, during the time that restricted stock is subject to forfeiture and until the restricted stock is fully vested, we will retain custody of the stock certificate representing the restricted shares and will retain custody of all distributions, other than payment of dividends in cash or in cash equivalents, made or declared with respect to the restricted stock. If the participant breaches the terms or conditions set forth in the Equity Plan or in the award agreement pertaining to the restricted stock award, or if the restricted stock otherwise does not vest, then the participant will forfeit the award of restricted stock and any distributions which were retained by us relating to the restricted stock.
     Deferred stock. Our compensation committee may award shares of our common stock to be received at the end of a specified deferral period and upon satisfaction of any other applicable restrictions, terms and conditions provided for in the grant of the award. Any deferred stock that does not vest will be forfeited. Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us during the applicable deferral period. A participant will not have any rights as a shareholder by virtue of the award of deferred stock until the expiration of the applicable deferral period and the issuance by of a stock certificate evidencing the award of the deferred stock. A participant may request that the compensation committee defer issuance of an award of deferred shares for an additional specified period, subject to certain conditions.
     Certain Awards Deferring or Accelerating the Receipt of Compensation. To the extent applicable, all awards granted under the Equity Plan are intended to comply with Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004 relating to deferred compensation under nonqualified deferred compensation plans. The committee, in administering the Equity Plan, plans on restricting provisions of any awards made under the plan permitting deferred receipt of an award, or acceleration of vesting, to those consistent with this intent. Our board of directors may amend the Equity Plan to comply with Section 409A of the Internal Revenue Code in the immediate future.
     Stock reload options. Our compensation committee may grant to a participant, concurrently with the grant of an incentive stock option, and at or after the time of grant in the case of a non-incentive stock option, an option covering a number of shares up to the amount of shares of our common stock held by the participant for at least six months and used to pay all or part of the exercise price of an option, and any shares withheld by us as payment for withholding taxes. Any stock reload option will have an exercise price equal to the fair market value of our common stock as of the date of grant of the stock reload option. Unless otherwise provided in the stock reload option grant, a stock reload option may be exercised commencing one year after it is granted and will expire on the date of expiration of the stock option to which the reload option is related.

     Other stock-based awards. Our compensation committee may award other stock-based awards, subject to limitations under applicable law, in addition to, or in lieu of, other awards granted to participants under the Equity Plan. These other stock-based awards are payable in, valued in, or otherwise based on, or related to, our shares of common stock. These other stock-based awards may be in the form of the right to purchase shares of our common stock which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of our common stock, as well as awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. Subject to the terms of the Equity Plan, the compensation committee has complete discretion to determine the terms and conditions of other stock-based awards. Other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the Equity Plan or any other plan in effect.
     Accelerated Vesting and Exercisablility of Awards
     Unless otherwise provided in the grant of an award, if any “person,” as is defined in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the “beneficial owner,” as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 25% or more of the combined voting power of our then outstanding voting securities in one or more transactions, and our board of directors does not authorize or approve the acquisition, then the vesting periods with respect to options and awards granted and outstanding under the Equity Plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the Equity Plan and in the corresponding award agreements.
     Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan.
     Repurchases
     Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, require a holder of any award granted under the plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award.
     Forfeitures
     Unless otherwise provided in the grant of an award, if a participant’s employment with us or a subsidiary of ours is terminated for any reason and within 18 months of the termination, the person either:
•	accepts employment with any competitor of, or otherwise engages in competition with, our business;

•	solicits any of our or our subsidiaries’ customers or employees to do business with or render services to the person or any business with which the person becomes affiliated or to which the person renders services; or

•	discloses to anyone outside our company or uses any of our or our subsidiaries’ confidential information or material in violation of our policies or any agreement between the person and us or any of our subsidiaries, the compensation committee may require the participant to return to us the economic value of any award which was obtained by the participant during the period beginning six months prior to the date the participant’s employment with us was terminated. Unless otherwise provided in the grant of an award, if a participant is terminated for cause, the compensation committee may require that the participant return to us the economic value of any award which was obtained by the participant during the six month period. Shares of our common stock available for award under the Equity Plan have not been registered under the Securities Act, and we are not required to so register the stock.
     Withholding taxes
     We may withhold, or require participants to pay us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Equity Plan. If permitted by our compensation committee, tax withholding may be settled with shares of our common stock, including shares that are part of the award that gives rise to the withholding requirement.
     Term and amendments
     The Equity Plan will terminate when there are no awards outstanding and when no further awards may be granted, provided that incentive options may only be granted until May 26, 2009. Our board of directors has the right to amend, suspend or discontinue any provision of the Equity Plan, provided that the action may not adversely affect awards previously granted between a participant and us without the participant’s consent.
Federal Income Tax Consequences
     The following discussion of the federal income tax consequences of participation in the Equity Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Equity Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.
     Incentive Stock Options
     Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of our company or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.
     If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above:
•	the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and

•	we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.
In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.
     Non-Incentive stock options
     With respect to non-incentive stock options:
•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•	upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.
On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.
     If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under the Code, Section 83(b), to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.
     Stock appreciation rights
     Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.
     Restricted stock

     A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.
     A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.
     On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.
     Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.
     Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.
     Deferred stock
     A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption “Restricted stock.”
     Other stock-based awards
     The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE AMENDED AND RESTATED 1999 PERFORMANCE EQUITY PLAN.

PROPOSAL III
TO APPROVE AN AMENDMENT TO THE LADENBURG THALMANN
FINANCIAL SERVICES INC. QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
TO INCREASE THE NUMBER SHARES ISSUABLE
UNDER THE PLAN
     On November 6, 2002, our shareholders adopted the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan covering 5,000,000 shares of our common stock, under which our employees and certain of our officers may acquire shares of our common stock during option periods at a discount of up to 15% below the then current market price of the common stock. The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. As of the record date, there were 1,625,569 shares of common stock available for future grant under the plan. Accordingly, on September 15, 2006, our board resolved to amend the plan to increase the number of shares issuable under the plan from 5,000,000 shares to 10,000,000 shares. Our board of directors believes that the plan will continue to encourage broader stock ownership by our employees and thereby provide an incentive for employees to contribute to the continued profitability and success of our company. In particular, the board intends that the plan offer a convenient means for employees who might not otherwise purchase and hold our common stock to do so and that the discounted sale feature of the plan provide a meaningful inducement to participate. The board believes that employees’ continuing economic interest, as shareholders, in the performance and success of our company will enhance the entrepreneurial spirit of Ladenburg Thalmann Financial Services, which can greatly contribute to our long-term profitability.
     If the plan, as summarized below, is amended as proposed, then, if all the shares reserved thereunder were issued and purchased by employees, such shares would constitute 6.2% of the total shares that would then be outstanding (assuming no exercise or conversion of other outstanding options, warrants or other convertible securities and no other stock issuances).
Summary of the Qualified Employee Stock Purchase Plan
     The following summary of the Qualified Employee Stock Purchase Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the Qualified Employee Stock Purchase Plan.
     Administration
     The employee stock purchase plan will be administered by our compensation committee. Among other things, the compensation committee will have full discretionary authority to define, prescribe, amend and rescind rules, procedures, terms and conditions relating to the plan, and to interpret, administer and construe the plan and make all other determinations necessary or advisable for the administration of the plan. The committee may, consistent with the requirements of the plan, designate an administrator to perform certain day-to-day administration of the plan, and to maintain records of the plan. Except as otherwise expressly provided in the plan, all designations, determinations, interpretations, and other decisions under or with respect to the plan, any participation in the plan, or any participation agreement or certificate relating to the plan, will be in the sole discretion of the committee, may be made at any time, and will be final, conclusive, and binding on all participants in the plan.
     We will pay all costs and expenses associated with the operation of the plan including expenses of issuance and sale of shares, but excluding brokerage commissions on the sale of shares.
     Eligibility

     Each employee who is regularly scheduled to work for us or one of our subsidiaries for at least 20 hours each week and at least five months each calendar year will be eligible to participate in and will be offered the opportunity to purchase common stock under the plan as of the later of 90 days following the employee’s last date of hire and the effective date of the plan. Notwithstanding the foregoing, no eligible employee may participate in the plan if, immediately after the grant, the employee would own shares or hold outstanding options to purchase shares totaling five percent or more of the total combined voting power or value of all classes of our stock. Additionally, the committee may in its sole discretion exclude from participation in the plan any eligible employee who is a “highly compensated employee” (as defined in the Internal Revenue Code) (generally one of our highest compensated employees making in excess of $90,000 per year). Currently, approximately 146 employees would be eligible to participate in the plan.
     Enrollment
     Every employee who wishes to participate in the plan will provide the compensation committee (or any officer authorized by the committee) with a request form setting forth instructions on what percentage of his or her salary should be deducted during each option period. These instructions must be received by the compensation committee (or any officer authorized by the committee) prior to the month in which the next regularly scheduled option period is set to begin.
     Each participating employee will be able to have between one and 15 percent of the participating employee’s total annual compensation deducted to purchase shares of common stock, as determined by the compensation committee. However, no eligible employee may make purchases under the plan that would enable him to purchase under all qualified employee stock purchase plans (which excludes stock option plans), in any one year, more than $25,000 of our stock, with this determination to be made based on the fair market value of the shares determined at the time such grant is made, subject to certain accumulation rules contained in the Internal Revenue Code. Payroll deductions and any shares purchased by employees under the plan will be credited to an account maintained on behalf of each participating employee. No interest will be credited on payroll contributions pending purchases in our common stock.
     Purchases under the plan
     The maximum number of shares of our common stock which may be purchased under this plan will increase from 5,000,000 shares to 10,000,000 shares. However, the number of shares authorized for issuance under the plan, the number of shares subscribed for and the purchase price per share are subject to adjustment in the event of a dividend on the common stock payable in shares of common stock, a stock split or combination of the common stock, a recapitalization or other change in our capitalization, in each case affecting all outstanding shares of common stock as a whole.
     The compensation committee will establish the option periods during which employees are granted the right to purchase shares of our common stock to be funded through regularly scheduled payroll deductions. The committee has the power to set the number and duration of the option periods in any way it sees fit. On the last day of each option period, all accumulated payroll deductions will be used to purchase shares of our common stock. The price at which the common stock is purchased may not be below 95% of the fair market value of a share of common stock on the date the employee purchases the common stock (generally the last day of the option period).
     A participating employee will have none of the rights or privileges of a shareholder until the full purchase price of the participating employee’s shares has been paid and the participating employee has been issued the shares of common stock.
     Transferability

     The committee may impose restrictions on the transferability of the shares of common stock acquired pursuant to the plan, and the restrictions, if any, would apply uniformly to all participating employees with respect to each offering of options to purchase common stock. Generally, no right under the plan will be assignable, alienable, saleable, or transferable by a participating employee. Additionally, no employee purchasing shares under the plan may resell, transfer by any means or otherwise dispose of any of the shares acquired under the plan except in accordance with our Insider Trading Policy.
     Changes in participation
     Generally, a participant may terminate his or her enrollment in the plan at any time, effective for payroll periods or offering periods beginning after the filing of a Change or Discontinuance Form. However, the compensation committee has the power to require the employee to maintain his or her then current participation in the plan. Enrollment will also terminate upon termination of a participant’s employment by us or one of our subsidiaries.
     A participant may decrease his or her payroll deductions at any time, effective for payroll periods or offering periods beginning after the filing of a Change or Discontinuance Form. However, a participating employee may not increase his or her payroll deductions during an option period.
     Amendment and termination
     The committee may, from time to time, alter, amend, suspend or discontinue the plan for the purpose of meeting any changes in legal requirements or for any other purpose permitted by law. However, except for any adjustment authorized under the plan, the maximum number of shares that may be offered under the plan may not be increased without appropriate shareholder approval. Under its terms, the plan will terminate on November 6, 2012 or until there are no longer any shares available for purchase under the plan.
Federal Income Tax Consequences
     The following discussion addresses only the general federal income tax consequences of the employee stock purchase plan. It does not address the impact of state and local taxes, the federal alternative minimum tax, and securities laws restrictions, and is not intended as tax advice to participants in the stock purchase plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.
     The employee stock purchase plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Accordingly, no taxable income will be recognized by an employee who elects to participate when the option is granted or when it is exercised and the shares purchased are issued to him. A participant will, however, recognize taxable income in the year in which there is a sale or other disposition of the purchased shares, or the participant dies.
     If an employee disposes of the purchased shares (i) more than two years from the date on which he is granted the option to purchase the shares and (ii) more than one year after the issuance of the shares to him, or (iii) if the employee dies (whichever occurs first), and the option price on the date of grant was equal to or greater than 85% and less than 100% of the fair market value of the stock, the employee will be required to include in income, as compensation for the year in which such disposition or death occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the option price or (ii) the excess of the fair market value of such shares at the time the option was granted over the option price. The employee’s basis in those shares in his hands at the time of such a disposition will be his purchase price for the shares increased by the amount so includable in his income as compensation, and any additional gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss. In such event, we will not be entitled to any deduction from income.

     If any employee disposes of the shares purchased under the plan within (i) two years of the date of grant of the option or (ii) one year from the date of issuance of the shares to him, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the difference between the fair market value of the shares on the date of exercise of the option and the exercise price of the option. The employee’s basis in such shares at the time of disposition will be increased by the amount includable in his income as compensation, and any additional gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the capital gain holding period for such shares. Generally, the holding period for such shares begins on the date the shares are purchased. In the event of a disposition prior to the expiration of the two- or one-year statutory period, we will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition. To the extent this compensation is subject to income tax withholding, Social Security taxes and other employment taxes, we will make such provision as we deem appropriate for the withholding or other payment of such taxes.
     Employees will not be entitled to any deduction from income for payroll deductions authorized under the plan. Cash dividends paid on shares held under the Plan will be taxable to the employee for income tax purposes.
     The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Internal Revenue Code are complex. Accordingly, the foregoing outline is intended to summarize only certain major federal income tax rules concerning employee stock purchase plans, and should not be construed as specific tax advice.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.

Independent Auditors
     Our audit committee has selected Eisner LLP as our independent auditors for the fiscal year ending December 31, 2006. Eisner LLP was our independent auditor for the fiscal year ended December 31, 2005. Representatives of Eisner LLP are expected to be present at the annual meeting. The representatives of Eisner will have the opportunity to make statements and will be available to respond to appropriate questions from shareholders.
Solicitation of Proxies
     The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or over the telephone by our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.
2007 Annual Meeting Shareholder Proposals and Nominations
     In order for any shareholder proposal or nominations to be presented at the annual meeting of shareholders to be held in 2007 or to be eligible for inclusion in our proxy statement for such meeting, they must be received by us at our principal executive offices by June 4, 2007. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.
     Shareholder nominations for persons to be elected as directors should include the name and address of the shareholder making the nomination, a representation that the shareholder owns shares of common stock entitled to vote at the shareholder meeting, a description of all arrangements between the shareholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person so nominated.
     Shareholder proposals and nominations should be addressed to Ladenburg Thalmann Financial Services, Inc., Attention: Corporate Secretary, 153 East 53rd Street, 49th Floor, New York, New York 10022.
Other Shareholder Communications with our Board of Directors
     Our board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or our non-management directors as a group by writing to the board or committee chairperson in care of Ladenburg Thalmann Financial Services, Inc., Attention: Corporate Secretary, 153 East 53rd Street, 49th Floor, New York, New York 10022. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.
Discretionary Voting of Proxies
     Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2007 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in New York, New York, not later than August 18, 2007.
Other Matters
     The board of directors knows of no matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Richard J. Lampen, President and Chief Executive Officer
New York, New York
October 2, 2006

APPENDIX A
Adopted: August 12, 2003
Re-Adopted: September 26, 2006
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
OF
LADENBURG THALMANN FINANCIAL SERVICES INC.
Purpose
The Audit Committee is appointed by the Board of Directors (“Board”) of Ladenburg Thalmann Financial Services Inc. (“Company”) to assist the Board in monitoring (1) the integrity of the annual, quarterly and other financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditor and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“Commission”) to be included in the Company’s annual proxy statement.
Committee Membership
The Audit Committee shall consist of no fewer than three members, absent a temporary vacancy. The Audit Committee shall meet the “Independent Directors and Audit Committee” requirements of the American Stock Exchange and the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations of the Commission.
The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board. There shall be a Chairman of the Audit Committee which shall also be appointed by the Board. The Chairman of the Audit Committee shall be a member of the Audit Committee and, if present, shall preside at each meeting of the Audit Committee. He shall advise and counsel with the executives of the Company, and shall perform such other duties as may from time to time be assigned to him by the Audit Committee or the Board of Directors.
Meetings
The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee.

Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee’s own performance.
The Audit Committee shall:
Financial Statement and Disclosure Matters
1.	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.
2.	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
3.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

4.	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:
(a)	any significant changes in the Company’s selection or application of accounting principles;

(b)	the Company’s critical accounting policies and practices;

(c)	all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

(d)	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

(e)	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
5.	Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.
6.	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.
7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditor
10.	At least annually, obtain and review a report from the independent auditor, consistent with Independence Standards Board Standard 1, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.
11.	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
12.	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.
13.	Be available to the independent auditor during the year for consultation purposes.
Compliance Oversight Responsibilities
14.	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.
15.	Review and approve all related-party transactions.
16.	Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Ethics and Business Conduct in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.
17.	Establish procedures (which may be incorporated in the Company’s Code of Ethics and Business Conduct, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.
18.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

19.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

P

R

O

X

Y
Ladenburg Thalmann Financial Services Inc. — Proxy
Solicited By The Board Of Directors
for Annual Meeting To Be Held on November 1, 2006,
     The undersigned Shareholder(s) of Ladenburg Thalmann Financial Services Inc., a Florida corporation (“Company”), hereby appoints Richard J. Lampen, Mark Zeitchick and/or Diane Chillemi, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on November 1, 2006 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

1.	Election of the following Directors:

	FOR all nominees listed below except as marked to the contrary below		WITHHOLD AUTHORITY to vote for all nominees listed below

Henry C. Beinstein, Robert J. Eide, Dr. Phillip Frost, Brian S. Genson, Saul Gilinski, Dr. Richard M. Krasno,
Richard J. Lampen, Howard M. Lorber, Jeffrey S. Podell, Richard J. Rosenstock and Mark Zeitchick

INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space below.

2.
To approve an amendment to the Amended and Restated 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 shares to 25,000,000 shares and to increase the number of shares of common stock issuable to individuals in any one year from 1,000,000 shares to 1,500,000 shares.

	FOR	AGAINST	ABSTAIN

3.
To approve an amendment to the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan from 5,000,000 shares to 10,000,000 shares.

	FOR	AGAINST	ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

	FOR	AGAINST	ABSTAIN
     I plan on attending the Annual Meeting.

Date: , 2006___

Signature

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.